EXHIBIT 10.1

FIRST AMENDMENT TO REPUBLIC PLAZA OFFICE LEASE

This First Amendment to Office Lease dated and effective as of March 18, 2015, is made to the Republic Plaza Office Lease dated June 27, 2008, between Jaytee Properties II SPE, LLC, a Kentucky LLC, hereinafter referred to as “Landlord,” and Republic Bank & Trust Company, hereinafter referred to as “Tenant” (the “Lease”). As parties hereto, Landlord and Tenant hereby agree to further modify and amend the Lease as hereafter set forth.

A.                                    Phase I

Pursuant to Exhibit B of the Lease, Phase I is scheduled to expire on September 30, 2018. Landlord and Tenant hereby agree to:

i)                                         Extend the expiration date of the Lease through December 31, 2025. Base Rent will remain at its current rate through September 30, 2018;

ii)                                      Effective October 1, 2018, Base Rent shall be increased by a rent adjustment proportionate with the increase in the Consumer Price Index, all urban consumers over the prior five-year period (September 30, 2013-September 30, 2018). Notwithstanding the above, the increase shall not exceed 15% of the Base Rent during the prior Lease term; and

iii)                                   Effective October 1, 2023, Base Rent shall be increased by a rent adjustment proportionate with the increase in the Consumer Price Index, all urban consumers over the prior five-year period (September 30, 2018-September 30, 2023). Notwithstanding the above, the increase shall not exceed 15% of the Base Rent during the prior Lease term.

B.                                    Phase II

Pursuant to Exhibit B of the Lease, Phase II is scheduled expire on December 31, 2018. Landlord and Tenant hereby agree to:

i)                                         Extend the expiration date of the Lease through December 31, 2025. Base Rent will remain at its current rate through December 31, 2018;

ii)                                      Effective January 1, 2019, Base Rent shall be increased by a rent adjustment proportionate with the increase in the Consumer Price Index, all urban consumers over the prior five-year period (December 31, 2013- December 31, 2018). Notwithstanding the above, the increase shall not exceed 15% of the Base Rent during the prior Lease term; and

iii)                                   Effective January 1, 2024, Base Rent shall be increased by a rent adjustment proportionate with the increase in the Consumer Price Index, all urban consumers over the prior five-year period (December 31, 2018- December 31, 2023). Notwithstanding the above, the increase shall not exceed 15% of the Base Rent during the prior Lease term.

The terms and provisions of the original Lease shall continue in full force and effect except as modified and amended herein.

REPUBLIC BANK &TRUST COMPANY		JAYTEE PROPERTIES II SPE, LLC

By:	/s/Kevin Sipes	BY:	/s/Steven E. Trager

Name: Kevin Sipes		Name: Steven E. Trager

Title: EVP, CFO		Title: Managing General Partner